Exhibit 99.1
PRESS RELEASE
Harris Corporation Second Quarter Revenue Increases 16%
Company Updates Guidance Excluding Harris Stratex Networks Subsidiary
MELBOURNE, Florida, February 4, 2009 — Harris Corporation (NYSE:HRS) reported revenue of $1.52 billion in its second quarter of fiscal 2009, an increase of 16 percent compared to $1.32 billion in the prior-year quarter.
GAAP net income decreased from $114.3 million, or $.83 per diluted share, in the prior-year quarter to a net loss of $38.6 million, or $.29 per diluted share, in the second quarter. The net loss includes a $182.5 million (after-tax and minority interest), or $1.37 per diluted share, non-cash charge for impairment of goodwill and other intangible assets of the company’s 56 percent-owned subsidiary, Harris Stratex Networks, Inc. (NASDAQ:HSTX). As previously announced on January 7, 2009, it was determined that goodwill and other intangible assets initially recorded in connection with the combination of Stratex Networks, Inc., and the Harris Microwave Communications Division on January 26, 2007, were impaired as a result of the current global economic environment and the decline of its market capitalization. On December 8, 2008, Harris announced that it is evaluating strategic alternatives related to its ownership of Harris Stratex Networks.
Non-GAAP net income for Harris in the second quarter, excluding the impairment charge, increased 24 percent to $1.08 per diluted share. Non-GAAP net income in the prior-year quarter, excluding acquisition-related costs, was $.87 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 and 6 along with accompanying notes.
“We are very pleased with the strong year-over-year organic revenue growth and operating performance in the second quarter,” said Howard L. Lance, chairman, president and chief executive officer. “Harris has a solid financial position with strong operating cash flow, allowing us to continue to invest for future growth.”
RF Communications
Second quarter revenue in the RF Communications segment was $438 million, an increase of 23 percent compared to $357 million in the prior-year quarter. Operating income was $144 million, and operating margin was strong at 32.9 percent of revenue.
Revenue was modestly higher in the U.S. market and significantly higher in international markets. International revenue comprised 40 percent of total segment revenue in the second quarter, as compared to 27 percent for total fiscal 2008. International revenue growth was driven by major deliveries of tactical radio systems to the Philippines, Mexico, Iraq, Algeria, and Afghanistan. Multi-year tactical communications modernization programs in international markets are expected to continue.

Total orders in the second quarter were lower than expected due to the delay of several large orders, which are now expected to book later in fiscal 2009 or early fiscal 2010. None of these orders were lost or canceled. In the DoD market, the transition of the new administration has created some delays as positions are filled and budgets are reviewed. In addition, DoD customers are in the process of establishing new contract vehicles necessary to procure the JTRS-approved Falcon III® 117G manpack radios.
Significant new orders in the quarter were received from the U.S. Army and U.S. Marine Corps, as well as Norway, Algeria, and Singapore. The pipeline of new opportunities for tactical radios has increased compared to the prior year.
Following the close of the quarter, Harris received a $45 million contract from the government of the United Arab Emirates. The award is a follow-on contract to a multi-year series of procurements for Falcon radio products and systems and includes Falcon II® radios, Falcon III high-capacity data radios (HCDRs), and tactical broadband global area network (BGAN) satellite communications terminals.
Adoption of the new Harris Falcon III multiband radios — both handheld and manpack — continued to gain traction in the marketplace. More than 65,000 JTRS-approved Falcon III radios have been delivered for U.S. combat operations worldwide.
Growing demand for Falcon III radios — both handheld and manpack — was also reflected in new U.S. orders totaling $85 million, which were received in the second quarter and early in the third quarter. Harris received Falcon III handheld orders (AN/PRC-152 and the vehicular-configured AN/VRC-110 radios and accessories) from the U.S. Army and U.S. Marine Corps, which are using the radios in multiple applications including MRAP (Mine Resistant Ambush Protected) vehicles. New orders for the latest Falcon III radio — the multiband manpack radio (AN/PRC-117G) — were received from the U.S. Special Operations Command, U.S. Air Force, and U.S. Marine Corps. The 117G is the first and only JTRS-approved wideband/narrowband networking tactical radio to be deployed by the U.S. Department of Defense. The radio enables data-intensive applications, bringing streaming video and situational awareness information to the battlefield.
Government Communications Systems
The Government Communications Systems segment reported second quarter revenue of $748 million, a 20 percent increase compared to $625 million in the prior-year quarter. Operating income in the second quarter was $85 million, an increase of 27 percent compared to $67 million in the prior-year quarter. Operating margin was a strong 11.4 percent in the quarter.

The Field Data Collection Automation (FDCA) program for the U.S. Census Bureau contributed significantly higher revenue in the second quarter, compared to the prior year, as a result of the delivery of computers and communications equipment, as well as additional program requirements. During the quarter, the FDCA contract was modified to include additional program requirements, bringing the total value of the program to approximately $800 million through December 2011.
Other revenue drivers included multiband satellite communications terminals for the U.S. Navy’s Commercial Broadband Satellite Program, avionics shipments for the F-35 Joint Strike Fighter program, an IT services program for the Air Force Weather Agency, and several classified programs. Revenue decreases, compared to the prior-year quarter, resulted from the successful completion of the FAA Voice Switching and Control Systems (VSCS) refurbishment phase, completion of the MAF/TIGER database program for the Census Bureau, and a decline in commercial reflectors revenue.
During the quarter Harris was awarded new National Intelligence Programs with a combined value of approximately $300 million, including a $100 million order under a new five-year IDIQ (Indefinite Delivery Indefinite Quantity) contract to provide systems integration and IT services. Other key program wins in the quarter included a $37 million contract modification by the U.S. Navy Space and Naval Warfare Systems Command to supply multiband shipboard satellite communications terminals for the Arleigh Burke class of guided missile destroyers.
Also in the quarter, Harris completed the first phase for the U.S. Department of Health and Human Services’ Nationwide Health Information Network (NHIN) CONNECT Gateway project. The customized software will enable seamless health information sharing among multiple federal agencies and regional healthcare providers. Healthcare enterprise information solutions is a new Harris growth initiative.
Broadcast Communications
Second quarter revenue in the Broadcast Communications segment was $163 million, flat compared to the prior-year quarter. Operating income in the second quarter of fiscal 2009 was $12 million and operating margin was 7.4 percent. Segment operating performance improved in the second quarter as a result of cost reduction actions taken over the past several quarters. In the prior-year quarter, operating income was $8 million, and non-GAAP operating income, excluding acquisition-related costs, was $10 million.
Sales of Transmission Systems increased in the quarter driven by the over-the-air digital TV transition in the U.S. and Brazil. Strong sales of Infrastructure and Networking Solutions and Media and Workflow software in international markets were more than offset by weak market demand in the North America market.

Weak economic conditions in the U.S. have prompted many broadcast and media customers to delay capital spending.
Orders momentum slowed significantly in the U.S. market during the first half of fiscal 2009 and is expected to remain weak during the next several quarters. The outlook for international business is more positive, aided by several large project opportunities. Harris is benefiting from its recent investments to expand sales and marketing resources in international markets. During the quarter, the company received significant international orders for Harris ONE™ solutions from Qatar, Iraq, India, Australia, Lebanon, Turkey, Nigeria, Russia, Bulgaria, Slovenia, Italy, Germany, Belgium, Switzerland, and Mexico.
Harris Stratex Networks, Inc.
Harris Stratex Networks revenue for the second quarter was $191 million, an increase of 5 percent compared to $181 million in the prior-year quarter. The segment reported an operating loss of $292 million in the quarter as a result of a non-cash pre-tax charge of $301 million associated with the impairment of goodwill and other intangible assets, as discussed above. Excluding the charge, non-GAAP operating income was $10 million.
At the time of the combination that formed Harris Stratex Networks on January 26, 2007, Harris agreed to certain limitations on changes in its majority ownership prior to January 26, 2009. Harris announced on December 8, 2008, that it is evaluating strategic alternatives and expects to make an announcement during the third quarter related to its future ownership in Harris Stratex Networks.
Outlook
Harris has updated its fiscal 2009 guidance for revenue and GAAP earnings per share to reflect the expected disposition of Harris Stratex Networks prior to the end of the fiscal year and the exclusion of the business from continuing operations in fiscal 2009. Previous GAAP earnings guidance for fiscal 2009 was $4.05 to $4.15 per diluted share, including the expected results of Harris Stratex Networks. The updated guidance of $3.93 to $4.03 per diluted share in GAAP earnings from continuing operations excludes Harris Stratex Networks. Updated fiscal 2009 earnings guidance for continuing operations represents a year-over-year increase of 17 to 20 percent, compared to non-GAAP earnings from continuing operations in fiscal 2008 of $3.36 per diluted share. Revenue from continuing operations in fiscal 2009 is expected to increase by 8 to 9 percent compared to fiscal 2008. A reconciliation of GAAP to non-GAAP financial measures is provided in Table 7, along with the accompanying notes.
Harris will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss its second quarter fiscal 2009 financial results. The dial-in number for the teleconference is (913) 312-0400 and the access code is 4173577. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Harris encourages you to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A replay of the teleconference will be available beginning at 8:00 p.m. ET on February 4 and will run until midnight ET on Wednesday, February 11. To access the replay, please call (719) 457-0820, access code 4173577. A recording of the call will also be available on the Harris website beginning at 7:00 p.m. ET on Wednesday, February 4.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of $5.4 billion and 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
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Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including (1) net income per share for the second quarter of fiscal 2009, excluding the non-cash charge for the write-down of goodwill and other intangible assets and the recognition of valuation allowances for certain deferred tax assets, and (2) net income per share for fiscal 2008, excluding costs associated with our acquisitions and the results of Harris Stratex Networks. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (eight tables).
# # #
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2009; the potential value of contract awards; and statements regarding outlook, including expected revenue, orders and cash flow. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; risks inherent in developing new technologies; changes in our effective tax rate; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the potential impact of natural disasters on our significant operations in Florida, California and other locations; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
FY ’09 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 2,	December 28,	January 2,	December 28,
	2009	2007	2009	2007
	(In millions, except per share amounts)
Revenue from product sales and services	$1,523.4	$1,317.7	$2,891.1	$2,548.2

Cost of product sales and services	(1,061.2)	(908.2)	(1,989.6)	(1,757.8)
Engineering, selling and administrative expenses	(236.6)	(230.3)	(476.9)	(447.2)
Impairment of goodwill and other intangible assets	(301.0)	—	(301.0)	—
Non-operating income (loss)	(0.7)	4.2	(8.8)	5.9
Interest income	1.2	1.6	2.9	3.6
Interest expense	(14.5)	(13.8)	(27.6)	(28.9)

Income (loss) before income taxes and minority interest	(89.4)	171.2	90.1	323.8
Income taxes	(87.0)	(57.3)	(148.4)	(110.1)
Minority interest in Harris Stratex Networks, Inc., net of tax	137.8	0.4	138.4	0.8

Net income (loss)	$(38.6)	$114.3	$80.1	$214.5

Net income (loss) per common share

Basic	$(.29)	$.84	$.60	$1.60

Diluted	$(.29)	$.83	$.60	$1.56

Cash dividends paid per common share	$.20	$.15	$.40	$.30

Basic weighted average shares outstanding	132.5	135.7	132.8	133.9
Diluted weighted average shares outstanding	132.5	137.6	133.9	137.7

Table 2
HARRIS CORPORATION
FY ’09 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 2,	December 28,	January 2,	December 28,
	2009	2007	2009	2007
	(In millions)
Revenue
RF Communications	$438.2	$357.1	$853.4	$673.6
Government Communications Systems	748.0	624.7	1,357.1	1,228.6
Broadcast Communications	163.0	163.6	321.2	310.3
Harris Stratex Networks	190.9	181.1	386.7	353.4
Corporate eliminations	(16.7)	(8.8)	(27.3)	(17.7)

	$1,523.4	$1,317.7	$2,891.1	$2,548.2

Income (Loss) Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
RF Communications	$144.1	$124.2	$286.2	$235.0
Government Communications Systems	85.2	67.3	151.5	131.1
Broadcast Communications	12.0	8.2	17.3	18.6
Harris Stratex Networks	(291.5)	(0.8)	(283.6)	(1.8)
Unallocated Corporate expense	(19.1)	(18.4)	(38.0)	(37.0)
Corporate eliminations	(6.1)	(1.3)	(9.8)	(2.7)
Non-operating income (loss)	(0.7)	4.2	(8.8)	5.9
Net interest expense	(13.3)	(12.2)	(24.7)	(25.3)

	$(89.4)	$171.2	$90.1	$323.8

Table 3
HARRIS CORPORATION
FY ’09 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	January 2,	December 28,
	2009	2007
	(In millions)
Operating Activities
Net income	$80.1	$214.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	85.7	84.2
Share-based compensation	18.4	19.3
Non-current deferred income tax	(2.0)	6.5
Gain on the sale of securities available-for-sale	—	(2.1)
Impairment of securities available-for-sale	7.6	—
Impairment of goodwill and other intangible assets	301.0	—
Minority interest in Harris Stratex Networks, Inc., net of tax	(138.4)	(0.8)
(Increase) decrease in:
Accounts and notes receivable	(53.8)	(56.6)
Inventories	(90.7)	(54.1)
Increase (decrease) in:
Accounts payable and accrued expenses	(5.6)	(18.0)
Advance payments and unearned income	6.8	11.0
Income taxes	(16.6)	(22.9)
Other	(3.2)	11.9

Net cash provided by operating activities	189.3	192.9

Investing Activities
Cash paid for acquired businesses	—	(12.8)
Additions of property, plant and equipment	(53.2)	(49.1)
Additions of capitalized software	(13.5)	(19.0)
Cash paid for short-term investments available-for-sale	(1.2)	(4.3)
Proceeds from the sale of short-term investments available-for-sale	2.7	14.7
Proceeds from the sale of securities available-for-sale	—	3.1

Net cash used in investing activities	(65.2)	(67.4)

Financing Activities
Proceeds from borrowings	78.7	397.0
Repayment of borrowings	(79.4)	(388.7)
Payment of treasury lock	—	(8.9)
Proceeds from exercise of employee stock options	7.3	29.0
Repurchases of common stock	(82.1)	(109.0)
Cash dividends	(53.9)	(41.1)

Net cash used in financing activities	(129.4)	(121.7)

Effect of exchange rate changes on cash and cash equivalents	(12.0)	(0.5)

Net increase (decrease) in cash and cash equivalents	(17.3)	3.3

Cash and cash equivalents, beginning of year	370.0	368.3

Cash and cash equivalents, end of quarter	$352.7	$371.6

Supplemental disclosure of noncash investing and financing activities:
Common stock issued in exchange for 3.5% convertible debentures, due fiscal 2023	$—	$163.5

Table 4
HARRIS CORPORATION
FY ’09 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	January 2,	June 27,
	2009	2008
	(In millions)
Assets

Cash and cash equivalents	$352.7	$370.0
Short-term investments	1.6	3.1
Marketable equity securities	3.6	19.3
Receivables	914.3	859.0
Inventories	701.1	610.4
Current deferred income taxes	120.1	117.2
Other current assets	64.3	67.7
Property, plant and equipment	482.0	482.2
Goodwill	1,214.9	1,547.3
Identifiable intangible assets	309.2	367.0
Other non-current assets	106.1	115.4

	$4,269.9	$4,558.6

Liabilities and Shareholders’ Equity

Short-term debt	$18.4	$8.5
Accounts payable	386.3	390.8
Compensation and benefits	166.7	181.6
Other accrued items	263.5	239.1
Advance payments and unearned income	153.2	146.4
Income taxes payable	5.1	22.9
Current portion of long-term debt	0.7	5.7
Non-current deferred income taxes	29.6	29.8
Long-term debt	827.7	831.8
Other long-term liabilities	86.6	97.7
Minority interest in Harris Stratex Networks, Inc.	192.8	330.3
Shareholders’ equity	2,139.3	2,274.0

	$4,269.9	$4,558.6

HARRIS CORPORATION
FY ’09 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income (loss) before income taxes and minority interest; income taxes; minority interest; net income (loss); and net income (loss) per diluted share adjusted to exclude certain costs, charges, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’09 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	January 2, 2009			December 28, 2007
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,523.4	$—	$1,523.4	$1,317.7	$—	$1,317.7

Cost of product sales and services (A)	(1,061.2)	—	(1,061.2)	(908.2)	5.2	(903.0)
Engineering, selling and administrative expenses (B)	(236.6)	—	(236.6)	(230.3)	9.0	(221.3)
Impairment of goodwill and other intangible assets (C)	(301.0)	301.0	—	—	—	—
Non-operating income (loss)	(0.7)	—	(0.7)	4.2	—	4.2
Interest income	1.2	—	1.2	1.6	—	1.6
Interest expense	(14.5)	—	(14.5)	(13.8)	—	(13.8)

Income (loss) before income taxes and minority interest	(89.4)	301.0	211.6	171.2	14.2	185.4
Income taxes (D)	(87.0)	22.1	(64.9)	(57.3)	(4.7)	(62.0)
Minority interest in Harris Stratex Networks, Inc., net of tax	137.8	(140.6)	(2.8)	0.4	(3.9)	(3.5)

Net income (loss)	$(38.6)	$182.5	$143.9	$114.3	$5.6	$119.9

Net income (loss) per diluted common share	$(.29)	$1.37	$1.08	$.83	$.04	$.87

	Two Quarters Ended			Two Quarters Ended
	January 2, 2009			December 28, 2007
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$2,891.1	$—	$2,891.1	$2,548.2	$—	$2,548.2

Cost of product sales and services (A)	(1,989.6)	—	(1,989.6)	(1,757.8)	6.0	(1,751.8)
Engineering, selling and administrative expenses (B)	(476.9)	—	(476.9)	(447.2)	17.1	(430.1)
Impairment of goodwill and intangible assets (C)	(301.0)	301.0	—	—	—	—
Non-operating income (loss)	(8.8)	—	(8.8)	5.9	—	5.9
Interest income	2.9	—	2.9	3.6	—	3.6
Interest expense	(27.6)	—	(27.6)	(28.9)	—	(28.9)

Income before income taxes and minority interest	90.1	301.0	391.1	323.8	23.1	346.9
Income taxes (D)	(148.4)	22.1	(126.3)	(110.1)	(6.9)	(117.0)
Minority interest in Harris Stratex Networks, Inc., net of tax	138.4	(140.6)	(2.2)	0.8	(6.7)	(5.9)

Net income	$80.1	$182.5	$262.6	$214.5	$9.5	$224.0

Net income per diluted common share	$.60	$1.36	$1.96	$1.56	$0.7	$1.63

Table 6
HARRIS CORPORATION
FY ’09 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	January 2, 2009			December 28, 2007
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$438.2	$—	$438.2	$357.1	$—	$357.1
Government Communications Systems	748.0	—	748.0	624.7	—	624.7
Broadcast Communications	163.0	—	163.0	163.6	—	163.6
Harris Stratex Networks	190.9	—	190.9	181.1	—	181.1
Corporate eliminations	(16.7)	—	(16.7)	(8.8)	—	(8.8)

	$1,523.4	$—	$1,523.4	$1,317.7	$—	$1,317.7

Income (Loss) Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
RF Communications	$144.1	$—	$144.1	$124.2	$—	$124.2
Government Communications Systems (E)	85.2	—	85.2	67.3	0.3	67.6
Broadcast Communications (F)	12.0	—	12.0	8.2	1.8	10.0
Harris Stratex Networks (G)	(291.5)	301.0	9.5	(0.8)	12.1	11.3
Unallocated Corporate expense	(19.1)	—	(19.1)	(18.4)	—	(18.4)
Corporate eliminations	(6.1)	—	(6.1)	(1.3)	—	(1.3)
Non-operating income (loss)	(0.7)	—	(0.7)	4.2	—	4.2
Net interest expense	(13.3)	—	(13.3)	(12.2)	—	(12.2)

	$(89.4)	$301.0	$211.6	$171.2	$14.2	$185.4

	Two Quarters Ended			Two Quarters Ended
	January 2, 2009			December 28, 2007
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$853.4	$—	$853.4	$673.6	$—	$673.6
Government Communications Systems	1,357.1	—	1,357.1	1,228.6	—	1,228.6
Broadcast Communications	321.2	—	321.2	310.3	—	310.3
Harris Stratex Networks	386.7	—	386.7	353.4	—	353.4
Corporate eliminations	(27.3)	—	(27.3)	(17.7)	—	(17.7)

	$2,891.1	$—	$2,891.1	$2,548.2	$—	$2,548.2

Income Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
RF Communications	$286.2	$—	$286.2	$235.0	$—	$235.0
Government Communications Systems (E)	151.5	—	151.5	131.1	0.9	132.0
Broadcast Communications (F)	17.3	—	17.3	18.6	1.8	20.4
Harris Stratex Networks (G)	(283.6)	301.0	17.4	(1.8)	20.4	18.6
Unallocated Corporate expense	(38.0)	—	(38.0)	(37.0)	—	(37.0)
Corporate eliminations	(9.8)	—	(9.8)	(2.7)	—	(2.7)
Non-operating income (loss)	(8.8)	—	(8.8)	5.9	—	5.9
Net interest expense	(24.7)	—	(24.7)	(25.3)	—	(25.3)

	$90.1	$301.0	$391.1	$323.8	$23.1	$346.9

Table 7
HARRIS CORPORATION
Reconciliation of FY ’08 GAAP Income from Continuing Operations Per Diluted
Share to Non-GAAP Income from Continuing Operations Per Diluted Share
and
Reconciliation of FY ’09 GAAP Income from Continuing Operations Per Diluted
Share Guidance to FY ’08 GAAP Income from Continuing Operations Per Diluted
Share and Non-GAAP Income from Continuing Operations Per Diluted Share
(Unaudited)

	Fiscal Year 2008	Fiscal Year 2009	Percent Change

GAAP income from continuing operations per diluted share (H)	$3.34	$3.93 to $4.03	18% to 21%
Charges associated with the acquisition of Multimax Incorporated (I)	$0.01
Charges associated with the acquisition of Zandar Technologies plc (J)	$0.01

Non-GAAP income from continuing operations per diluted share	$3.36	$3.93 to $4.03	17% to 20%

Table 8
HARRIS CORPORATION
FY ’09 Second Quarter Summary
Comparison of Harris Stratex Networks Segment GAAP and Non-GAAP Operating
Income to that Reported by Harris Stratex Networks, Inc.
(Unaudited)

	Quarter Ended		Quarter Ended
	January 2, 2009		December 28, 2007
	As Reported by		As Reported by
		Harris		Harris
		Stratex		Stratex
	Harris	Networks	Harris	Networks
	(In millions)
Operating Income(Loss) — As Reported	$(291.5)	$(291.5)	$(0.8)	$(0.8)
Adjustments:
Stratex combination-related costs	—	0.6	12.1	12.1
FAS 123R expense	—	0.4	—	1.9
Restructuring costs	—	1.1
Other identifiable intangible amortization	—	3.2	—	3.6
Impairment of goodwill and intangible assets	301.0	301.0

Operating Income — Non-GAAP	$9.5	$14.8	$11.3	$16.8

HARRIS CORPORATION
FY ’09 Second Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A — Adjustments to cost of product sales and services for the quarter ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the combination between Stratex Networks, Inc. (“Stratex”) and our former Microwave Communications Division ($4.8 million) and a step up in inventory associated with our acquisition of Zandar Technologies plc (“Zandar”) ($0.4 million). Adjustments to cost of product sales and services for the two quarters ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the Stratex combination ($5.6 million) and a step up in inventory associated with our acquisition of Zandar ($0.4 million).
Note B — Adjustments to engineering, selling and administrative expenses for the quarter ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the Stratex combination ($7.3 million), integration costs associated with our acquisition of Multimax Incorporated (“Multimax”) ($0.3 million) and the write-off of in-process research and development associated with our acquisition of Zandar ($1.4 million). Adjustments to engineering, selling and administrative expenses for the two quarters ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the Stratex combination ($14.8 million), integration costs associated with our acquisition of Multimax ($0.9 million) and the write-off of in-process research and development associated with our acquisition of Zandar ($1.4 million).
Note C — Adjustment for impairment of goodwill and other intangible assets in our Harris Stratex Networks segment ($301.0 million).
Note D — Adjustment for increase in the valuation allowance for certain deferred tax assets in our Harris Stratex Networks segment ($22.1 million).
Note E — Adjustments to our Government Communications Systems segment operating income for the quarter and two quarters ended December 28, 2007 are due to integration costs associated with our acquisition of Multimax ($0.3 million and $0.9 million, respectively).
Note F — Adjustments to our Broadcast Communications segment operating income for the quarter and two quarters ended December 28, 2007 are due to the impact of a step up in inventory ($0.4 million) and the write-off of in-process research and development ($1.4 million) associated with our acquisition of Zandar.
Note G — Adjustments to our Harris Stratex Networks segment operating income for the quarter and two quarters ended January 2, 2009 are due to recording an impairment of goodwill and intangible assets based on an interim review conducted during the quarter ended January 2, 2009 ($301.0 million). Adjustments to our Harris Stratex Networks segment operating income for the quarter ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the Stratex combination ($12.1 million). Adjustments to our Harris Stratex Networks segment operating income for the two quarters ended December 28, 2007 are due to the impact of a step up in fixed assets and integration costs associated with the Stratex combination ($20.4 million).
Note H — Assumes Harris Stratex Networks will become a discontinued operation prior to the end of fiscal 2009. As a result, guidance on a continuing operations basis excludes the results of Harris Stratex Networks for prior and future periods. Amount shown is derived based on total GAAP income per diluted share as reported for fiscal 2008 ($3.26) adjusted to exclude the GAAP loss per diluted share for fiscal 2008 for Harris Stratex Networks ($.08). Fiscal 2009 guidance on a continuing basis excludes our Harris Stratex Networks segment non-cash charge of $182.5 million (after tax and minority interest) for the impairment of goodwill and other intangible assets and for the increase in valuation allowance for certain deferred tax assets.
Note I — Adjustment for the $.01 per diluted share impact of integration and other charges associated with our acquisition of Multimax.
Note J — Adjustment for the $.01 per diluted share impact of integration and other charges associated with our acquisition of Zandar.